FINAL PURCHASING AGREEMENT

BETWEEN PUERTO RICO INDUSTRIAL COMMERCIAL HOLDINGS BIOTECH
CORPORATION AND PROJECT 1493, LLC.

I. Parties

This Final Purchasing Agreement (here on after the “Agreement”) is made and entered into by and between Healing Herbs Corporation, as Party of the First Part, and Project 1493, LLC, as Party of the Second Part.

The Party of the First Part official communication information is:

Ave. Tnte. César González 508,

Hato Rey, San Juan, PR. 00918

antonioiguina@gmail.com

The Party of the Second Part official communication information is:

Condominio Madrid, Ste. 304

Loíza Street, #1760

San Juan, P.R. 00911

office@cglawpr.com

II. Definitions

In the present Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings when used herein:

Department of Health = Refers to the Health Department of the Commonwealth of Puerto Rico, agency in charge of the regulations for the Medicinal Cannabis industry in Puerto Rico.

Department of State = Refers to the Department of State of the Commonwealth of Puerto Rico.

Dispensary = A registered establishment that has a valid license or authorization by the Department of Health of Puerto Rico to stock and dispense Medicinal Cannabis.

Material Breach = The following situations will be considered a material breach:

a)	Lack of proper pre-qualification license and permits according to Regulation 8766 of the Department of Health of Puerto Rico;

b)	False representations regarding the party, the documents submitted or the property subject to the present Agreement;

c)	Failure to provide the corresponding lease assignment for the property;

d)	Failure to comply with rectification of a material breach; and

e)	Changes in the official communication information provided without proper notice.

Medicinal Cannabis= Refers to all parts of the Cannabis Sativa L. and Cannabis Indica, any hybrid of said plants as well as any compound, derivate, concentrate, mix or confections produced with said plants (i.e. oils, edibles, beverages, etc.) as defined by Regulation No. 8766 of the Department of Health of Puerto Rico.

MOU = Refers to the Memorandum of Understanding signed between the Parties on December, 2017. A Memorandum of Understanding is a short form binding and enforceable agreement that stipulates the material terms and conditions that will ultimately become a purchase agreement if all the representations made by the seller are duly verified and confirmed during the Exclusivity Period.

Party of the First Part = Refers to Healing Herbs Corporation, who will be the seller of the Medicinal Cannabis dispensary subject to this Agreement. This includes any officers, directors and any other member that currently holds an office within the Corporation.

Party of the Second Part = Refers to Project 1493, LLC, a wholly owned subsidiary of Green Spirit Industries, Inc., who will be the buyer of the Medicinal Cannabis dispensary subject to this Agreement. This includes any officers, directors and any other member that currently holds an office within the Corporation.

Proposed Acquisition = The proposed acquisition of Medicinal Cannabis dispensary by the Party of the Second Part from the Party of the First Part as contemplated in this Agreement.

Regulation No. 8766 = Regulation Number 8766 of the Department of Health of Puerto Rico: Regulation for the Use, Possession, Growth, Manufacture, Fabrication, Dispensation, Distribution and Investigation of Medicinal Cannabis, approved on the 8th of July, 2016, and its subsequent amendments.

III. Purpose

The purpose of this Agreement is to establish the terms and conditions for the sale and acquisition of one (1) Medical Cannabis dispensary (described below) for the amount of one hundred and twenty-eight thousand dollar ($128,000 USD), as previously agreed in the MOU signed on December 22, 2017.

IV. Party Considerations and Representations

A. Party of the First Part Considerations and Representations

The Party of the First Part is a for-profit corporation established under the laws of Commonwealth of Puerto Rico, with its main offices in San Juan, P.R., with Department of State registration number 383827, represented by its President and duly authorized representative, Antonio Iguina González, Esq.

The Party of the First Part represents that it is currently in Good Standing with the Puerto Rico Department of State and Department of Treasury.

The Party of the First Part represents that it is the legally rightful owner of all assets, leasing contracts, permits and other related documents for the following proposed Medical Cannabis dispensary establishment, as pre-qualified by the Department of Health:

1)	“Healing Herbs” dispensary, located on 508 c/ César González, San Juan, Puerto Rico, 00918. The following representations apply to this establishment:

a)	The dispensary was pre-qualified by the Puerto Rico Department of Health on October 24, 2016;

b)	The dispensary application number is 2016-10-0048;

c)	The property in question is owned by Norman Luis Santiago Gómez;

d)	A lease agreement was signed between the above-mentioned owner and the Party of the First Part on October 6, 2016. A copy of said lease agreement has been furnished to the Party of the Second Part;

e)	The Party of the First Part represents that to best of his knowledge, there are no impediments with the owner of the property for the signing of the corresponding Lease Assignment to the Party of the Second Part;

f)	The property has an approximate capacity of 1,150 square feet and it is located on a residential zone with the corresponding commercial permits;

g)	To the best of its knowledge there are no current proceedings or plans to change the zoning classification for the above named property; and

h)	The dispensary is in full compliance with all requirements set forth in Regulation No. 8766 of the Puerto Rico Department of Health for the proposed business. Pertinent statutes and regulations.

The Party of the First Part wishes to sell all legal rights, permits, licenses and assets in its power pertaining to the aforementioned dispensary for the total amount of $128,000 USD. Said amount was paid in full by way of wire transfer on December 22, 2017, and held by the Party of the First Part, in good faith, until the signing of the present Agreement.

The Party of the First Part represents that all of the assets, rights and licenses pertaining to the present Agreement have been acquired legally in accordance with the laws and regulations of the Commonwealth of Puerto Rico.

2

The Party of the First Part represents that it has the capacity to transfer all pertinent documents, licenses and property of his ownership so that the dispensary remains operational during the condensed due diligence period until the Final Purchasing Agreement is executed.

The Party of the First Part represents that, to the best of its knowledge, there is no existing, pending or projected administrative or judicial process regarding the dispensary subject to this Agreement, including labor matters, other than those pertaining to the corresponding license procedures at the health Department.

The Party of the First Part represents that, to the best of its knowledge, there are no outstanding fines or any other obligations that under the laws of Puerto Rico, can be transferred to the party of the Second Part, other than those that pertain to the completion of the dispensary to be approved after the final inspection takes place.

The Party of the First Part represents that said party conducted and exhausted all due diligence in regards to compliance with all requirements set forth in Regulation No. 8766 of the Puerto Rico Department of Health for the proposed business, including zoning regulations, location requirements, and that the build out was made in compliance with said Regulation and applicable laws.

B. Party of the Second Part Considerations and Representations

The Party of the Second Part is a for-profit Limited Liability Company established under the laws of Commonwealth of Puerto Rico, with its main offices in San Juan, P.R., with Department of State registration number 3292, represented in this act by Alexis Colón Asencio, authorized representative of Green Spirit Industries, Inc., who is the Sole Member of Project 1493, LLC.

The Party of the Second Part represents its interest in purchasing the described Medicinal Cannabis dispensary from the Party of the First Part for the amount established herein and exclusively relying on the representations that the other party has made in the present Agreement.

The Party of the Second Part represents that it is solvent and in a condition to comply with all financial commitments subject to the present Agreement.

The Party of the Second Part represents that said party conducted and exhausted all due diligence in regards to compliance with all requirements set forth in Regulation No. 8766 of the Puerto Rico Department of Health for the proposed business, including zoning regulations, location requirements, and that the build out was made in compliance with said Regulation and applicable laws.

V. Transfer of Funds

The parties represent that the Purchase Price was paid in full by way of wire transfer on December 22, 2017. Said amount was held, in good faith, by the Party of the First Part until the signing of the present Agreement, upon which the transfer of assets and the corresponding payment are to be considered complete.

VI. Severability

Should any portion of this Agreement be judicially declared to be null and void or unenforceable, the remainder of the Agreement shall continue in full force and effect.

VII. Integration Clause

This Agreement constitutes the entire agreement and understanding between the parties and supersedes any and all prior agreements and understandings, collateral agreements or understandings, oral or written, related to the subject matter herein. Any and all prior agreements, collateral representations or understandings, oral or written, regarding the sale and acquisition subject to this Agreement are deemed to be null and void for all legal purposes. The present Agreement may only be amended by written consent of the Parties.

3

VIII. Indemnification Clause

The Party of the First Part shall indemnify the Party of the Second Part for any and all causes of action, claims, suits, demands, damages, obligations, losses, settlements, potential liabilities and costs that may arise by acts or omissions occurred prior to the signing of this Agreement. This clause shall be interpreted as broad as legally possible and it extends to business partners, associates, advisors and relatives of the members entity.

The Party of the First Part will hold the Party of the Second Part harmless from and pay any loss, damage cost or expense (including, without limitation, legal fees and court costs) which the Party of the Second Part incurs by reason of any representation or warranty of the Party of the First Part being incorrect or by reason of any breach by the Party of the First Part of any of its covenants or obligations under this Agreement.

In the event that the Party of the First Part is compelled to indemnify the Party of the Second Part, the filing of bankruptcy will not allow the Party of the First Part to discharge the indemnification provision of the present Agreement under any condition. The Party of the First Part expressly waives any right that the bankruptcy code may furnish said party during a bankruptcy proceeding pertaining to the present obligation.

IX. Dispute Resolution/ Mediation and Arbitration Clause

Any dispute or reclamation that may arise in regards to the present Agreement, or any other circumstance that requires the intervention of an administrative or judicial forum, will be referred to mediation in the Commonwealth of Puerto Rico in accordance with the Regulation for Alternative Methods of Dispute Resolution. The mediator to be chosen must have a minimum of 15 years of experience in the private law practice.

If the parties fail to resolve any conflict through the mediation process, the issue will be resolved through arbitration in the Commonwealth of Puerto Rico and in accordance with the rules and regulations set forth by the American Arbitration Association. These rules require that a panel of three arbitrators resolve any dispute submitted to their consideration. The arbitrators must have a minimum of 15 years of experience in the private law practice. The decision of the majority of the arbitrators is a final one for the parties. The arbitrators shall resolve any dispute, including matters related to discovery of evidence that may arise during the arbitration process. The non-prevailing party will assume all of the costs of the proceedings, including all legal and attorney fees, the arbitrator fees, filing costs and any other fee incidental to the proceedings. The arbitration panel’s decision may be entered as a judicial sentence or court order in any court that has proper jurisdiction and venue. The Arbitrators will be empowered to concede for punitive damages, and may grant attorney fees to the prevailing party.

X. Confidentiality

Except as provided herein, the existence and the terms of this Agreement shall be maintained in confidence by the parties hereto and their respective officers, directors and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation, all public announcements, notices or other communications regarding such matters to third parties, shall require the prior approval of all parties hereto. The Party of the First Part hereby agrees not to divulge any corporate, proprietary or financial information in regards to Project 1493, LLC and/or Green Spirit Industries, Inc., and/or any license, rights or property subject to this Agreement.

XI. Copyright Clause

The Party of the First Part hereby transfers any and all ideas, concepts, copyrighted materials and trademarks pertaining to the establishments in question to the Party of the Second Part. All of the rights conceded through the present Agreement are for the sole exploitation of the Party of the Second Part in all jurisdictions where it is legally permitted to dispense Medical Cannabis products.

4

XII. Governing Language

The governing language of the present document will be English. If the need for a translation arises, the document will be translated from English to Spanish.

XIII. Closing

The closing of the purchase and sale of the assets subject to this Agreement will take place at the time and place that the Parties mutually agree.

At closing, the Party of the First Part will provide the Party of the Second Part with duly executed forms and documents evidencing transfer of assets, where required including, but not limited to, bills of sale, assignments, assurances, and consents.

XIV. Signatures

IN WITNESS WHEREOF, the parties to this Agreement through their duly authorized representatives have executed this Agreement on the days and dates set out below, and certify that they have read, understood, and agreed to the terms and conditions of this Agreement as set forth herein.

The effective date of this Agreement is the date of the signature last affixed to this page. This Agreement does not require the simultaneous signing of the parties for its validity.

The Parties agree that the sale becomes absolutely final and irreversible upon the signing of the present Agreement. Once this process is complete, the Parties cannot withdraw from the present Agreement for any reason whatsoever, except by express and written consent from the other Party.

All personal guarantees contained in the MOU signed by the Parties, other than those provided by law, are considered terminated upon the signing of the present Agreement. No personal guarantees, other than those provided by law, are herein provided by any officers, directors or any other member of the either Party.

For the Party of the First Part:

Antonio Iguina González, Esq.	Date

President and Authorized Representative

Healing Herbs Corporation

For the Party of the Second Part:

Alexis Colón Asencio	Date

Authorized Representative of Green Spirit Industries, Inc.,

Sole Member of Project 1493, LLC.

5